Exhibit 99.1

News Contact: Robert W Grupp 610-738-6402 rgrupp@cephalon.com

For Immediate Release

Cephalon Appoints Dennis L. Winger to Board of Directors

West Chester, PA – June 16, 2003 – Cephalon, Inc. (Nasdaq: CEPH) announced today that Dennis L. Winger has been appointed to its Board of Directors. Winger will chair Cephalon’s Audit Committee and will be designated as the Audit Committee Financial Expert under applicable U.S. Securities and Exchange Commission rules.

Winger currently serves as Senior Vice President and Chief Financial Officer of Applera Corp., Norwalk, CT, where he is responsible for developing financial and business strategies. He is a member of Applera’s Executive Committee. Applera Corp. is a life sciences company that provides technology and information solutions that help scientists understand and use the power of biology.

Winger joined Applera in 1997 from Chiron Corporation, where he served as Senior Vice President, Finance and Administration, and Chief Financial Officer. At Chiron, he played a key role in shaping the company’s financial and business strategy, including the financial development of its various operations. Before Chiron, Winger was with Cooper Companies, Inc., in Palo Alto, California from 1982 to 1989 where he held positions of increasing responsibility, including that of Chief Financial Officer. Prior to Cooper, Winger was with Continental Can Company holding a number of positions including Head of Finance for its international division and General Manager of its Latin American Operations.

A native of Niagara Falls, New York, Winger earned his bachelor’s degree in history from Siena College, Albany, New York, and his MBA in finance and marketing from Columbia University in New York City.

“Dennis brings extensive expertise in finance and accounting to our Board, which will be invaluable as Cephalon operations grow rapidly in both size and scope,” said Frank Baldino, Jr., Chairman of the Board and CEO of Cephalon. “We are building an organization that markets and sells high-growth products and is supported by innovative R&D and clinical initiatives. The experience and discipline that Dennis brings to our Board will enhance the company’s ability to implement this growth strategy in 2003 and beyond.”

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

Cephalon currently employs more than 1,300 people in the United States and Europe.  U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah.  Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and at Cephalon France in Maisons-Alfort, France.

The company currently markets three proprietary products in the United States:  PROVIGIL® (modafinil) Tablets [C-IV], GABITRIL® (tiagabine hydrochloride) and ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and more than 20 products internationally.  Further information about Cephalon and full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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